SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2009

OmniReliant Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-51599	54-2153837
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

14375 Myerlake Circle
Clearwater, FL 33760
 (Address of principal executive offices) (zip code)

(727) 230-1031
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

Asset Purchase Agreement

On October 9, 2009, OmniReliant Holdings, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Beyond Commerce, Inc. (“BYOC”) and BYOC’s wholly-owned subsidiary, LocalAdLink, Inc. (the “Sub”)  whereby the Company purchased the LocalAdLink Software (“LAL”), including source codes, as updated, the LAL name rights, and the LAL trademark, as well as any additional third party codes that has been modified or integrated into the source codes to enable the business process operations of LAL, including but not limited to the domain URL assets (collectively, the “Software”) from BYOC and the Sub in consideration for which the Company forgave $4,000,000 worth of debt in the form of surrendered original issue discount convertible debentures and warrants to purchase 18, 321,037shares of BYOC’s common stock. Additionally, as further consideration for the purchase of the Software, the Company agreed to extend the maturity date on all remaining original issue discount convertible debentures it holds that were issued by BYOC until October 9, 2010 with an interest rate of 10%.

License Agreement

On October 9, 2009, the Company entered into a license agreement (the “License Agreement”) with Zurvita Holdings, Inc. (“Zurvita”) whereby the Company granted a perpetual right and license, under all intellectual property rights applicable to the Software, to access, use, execute, display, market, and sell the Software to Zurvita in consideration for a royalty fee of $2.00 per user for a period of twenty four (24) months, commencing ninety (90) days from the date Zurvita runs its first advertisement.  Additionally, pursuant to the terms of the License Agreement, the Company granted Zurvita the right to market and sell the Software through its independent sales representatives in consideration for a 6% promissory note in the principal amount of Two Million Dollars ($2,000,000), payable three (3) years from the date of issuance and convertible at any time at the option of the Company at a conversion price of $0.25 per share.

The foregoing is not a complete summary of the terms of the Agreement, License Agreement and Note described in this Item 1.01 and reference is made to the complete text of the Agreement, License Agreement and Note attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01, “Asset Purchase Agreement”

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated October 9, 2009
10.2	License Agreement, dated October 9, 2009
10.3	Promissory Note, dated October 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OmniReliant Holdings, Inc.

Dated: October 16, 2009	By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer